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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 16, 2001 (except with respect to the matter discussed in Note 9, as to which the date is April 12, 2001) of Empress Casino Joliet Corporation in Amendment No. 1 to Registration Statement (Form S-4 No. 333-58330) and related Prospectus of Argosy Gaming Company for the registration of $150,000,000 of 10-3/4% Senior Subordinated Notes due 2009.


/s/ Arthur Andersen

Memphis, Tennessee,
 June 14, 2001.